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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                   SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                           EUROPA CRUISES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 JAMES C. ILLIUS
                                  JOHN R. DUBER
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/ No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

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April 12, 2002


James C. Illius
John R. Duber
3791 Francis Drive
Rocky River, Ohio 44116


Dear Fellow Stockholder:

We are two of the four members of the Board of Directors of Europa Cruises Corporation, a Delaware corporation (the "Company"). There is a deadlock in the Board. By now, you may have heard that a consent solicitation has been initiated by Mr. Frank E. Williams, Jr., a stockholder of the Company, requesting the holders of a majority of the outstanding voting shares of the Company's stock vote to remove and replace John R. Duber as a member of the Board. While Mr. Williams purports to be acting in his own behalf, he is joined in his consent solicitation by the Chief Executive Officer and Chairman of the Board of Directors, Ms. Deborah Vitale, as well as another officer and director, Mr. Gregory A. Harrison. WE URGE YOU NOT TO TAKE ANY ACTION ON MR. WILLIAM'S CONSENT SOLICITATION UNTIL YOU RECEIVE A PROXY STATEMENT FROM US. WE HAVE FORMED A COMMITTEE (THE "COMMITTEE OF
CONCERNED EUROPA STOCKHOLDERS," OR THE "COMMITTEE"), WHICH WILL PRESENT AN ALTERNATIVE NOMINEE OR NOMINEES TO REPLACE ONE OR MORE MEMBERS OF THE COMPANY'S BOARD.

Absent an agreement with the Company that is acceptable to the Committee, the Committee currently intends to file a proxy statement with the Securities and Exchange Commission on Schedule 14A. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE REMOVAL AND REPLACEMENT OF DIRECTORS. THE PROXY STATEMENT WILL BE MADE AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO EXPENSE TO THEM AND WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

The Committee intends to seek to reconstitute the Board. Our plan is more fully described below. Absent an agreement with the Company that is acceptable to the Committee, the Committee intends to oppose the consent solicitation by Mr. Frank E. Williams, Jr. to remove Mr. Duber from the Board of Directors of the Company and replace him with Mr. Williams. In addition, the Committee intends to conduct a proxy contest or consent solicitation to remove and replace one or more members of the Company's Board and to elect one or more new directors who are responsive to the best interests of the Company and its stockholders. The proxy solicitation filed by Mr. Williams does not fully discuss the issues that have divided and deadlocked the Board. Mr. Williams is asking for your consent to remove and replace a director without any notice that to do so would block a proposal to revitalize the Company with the engagement of experienced casino

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industry professionals who have extensive knowledge on how to design, build, finance and operate a waterfront casino resort. Current management lacks such experience.

After having disposed of the Company's cruise ship business, the current management of the Company has failed to make any headway in developing its sole remaining asset, approximately 404.5 acres of land in Diamondhead, Mississippi (the "Diamondhead Property") owned by the Company since 1993 through its subsidiary, Mississippi Gaming Corporation. Mr. Illius and Mr. Duber attempted to introduce to the Board a viable proposal to develop the Diamondhead Property, but met with resistance from management that has led to the current Board deadlock. The Committee believes that the stockholders of the Company should not be asked by Mr. Williams to provide their consents to the removal and replacement of Mr. Duber without knowing about the proposal to develop the Diamondhead Property.

In October 2001, Mr. Illius and Mr. Duber held a preliminary meeting with Mr. James Rafferty to discuss possible development plans for the Diamondhead Property. Mr. Rafferty was most recently the Senior Vice President of Harveys Casino Resorts, and has extensive experience in managing all aspects of the operations of a casino. Mr. Rafferty has close to 24 years of experience in the gaming industry, and is or has been licensed and/or permitted to operate casinos in Nevada, Iowa, and New Jersey. He was part of the senior management team that led the sale of Harveys Casino Resorts (constituting four separate casinos) to Harrah's Entertainment, Inc. on August 1, 2001. Mr. Rafferty has long participated in various roles on five significant casino "ground-up" projects, including obtaining licenses and permits, negotiating contracts, and working with compliance officials of state and municipal governments, including Harrah's Trump Plaza (Atlantic City), Showboat Hotel-Casino (Atlantic City), Harveys (Central City, Colorado), Hard Rock Casino (Las Vegas), and Harveys (Council Bluffs, Iowa). In January 2002, Mr. Illius and Mr. Duber again met with Mr. Rafferty to further discuss the potential design and development of a waterfront casino resort on the Diamondhead Property. Although Mr. Rafferty wanted to present his proposal to the Board, Ms. Vitale, the CEO and Chairman of the Board, resisted that presentation.

To end the current Board deadlock, the Committee supports the removal and replacement of Ms. Vitale with Mr. Rafferty. Mr. Rafferty brings to the Company the necessary experience to develop the Diamondhead Property and to assist in finally implementing a business plan that has the potential to create value for the stockholders of the Company.

As of April 12, 2002, the members of the Committee together beneficially own 6,978,819 shares of the Company's common stock, which represents 21.4% of the Company's currently outstanding shares of common stock. As of that date, Mr. Duber beneficially owns 4,036,268 shares of common stock, which represents 12.4% of the outstanding shares of common stock, and Mr. Illius beneficially owns 2,942,551 shares of common stock, which represents 9.02% of the outstanding shares of the common stock. As required by the federal securities laws, the

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Committee has filed a Schedule 13D, which is available to stockholders for free at the Commission's website at WWW.SEC.GOV.

THE COMMITTEE VIGOROUSLY OPPOSES MR. WILLIAMS' CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY CONSENT TO THE REMOVAL AND REPLACEMENT OF MR. DUBER AS DIRECTOR THAT YOU MAY RECEIVE FROM MR. WILLIAMS.

Thank you for your prompt attention to this important matter.

                                             Sincerely,

                                             James C. Illius
                                             John R. Duber


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April 12, 2002


James C. Illius
John R. Duber
3791 Francis Drive
Rocky River, Ohio 44116


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are two of the four members of the Board of Directors of Europa Cruises Corporation, a Delaware corporation (the "Company"). There is a deadlock in the Board. By now, you may have heard that a consent solicitation has been initiated by Mr. Frank E. Williams, Jr., a stockholder of the Company, requesting the holders of a majority of the outstanding voting shares of the Company's stock vote to remove and replace John R. Duber as a member of the Board. While Mr. Williams purports to be acting in his own behalf, he is joined in his consent solicitation by the Chief Executive Officer and Chairman of the Board of Directors, Ms. Deborah Vitale, as well as another officer and director, Mr. Gregory A. Harrison. WE URGE TO YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE DO NOT TO TAKE ANY ACTION ON MR. WILLIAM'S CONSENT SOLICITATION UNTIL YOU RECEIVE A PROXY STATEMENT FROM US. WE HAVE FORMED A COMMITTEE (THE "COMMITTEE OF CONCERNED EUROPA STOCKHOLDERS," OR THE "COMMITTEE"), WHICH WILL PRESENT AN ALTERNATIVE NOMINEE OR NOMINEES TO REPLACE ONE OR MORE MEMBERS OF THE COMPANY'S BOARD.

Absent an agreement with the Company that is acceptable to the Committee, the Committee currently intends to file a proxy statement with the Securities and Exchange Commission on Schedule 14A. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE REMOVAL AND REPLACEMENT OF DIRECTORS. THE PROXY STATEMENT WILL BE MADE AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO EXPENSE TO THEM AND WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

The Committee intends to seek to reconstitute the Board. Our plan is more fully described below. Absent an agreement with the Company that is acceptable to the Committee, the Committee intends to oppose the consent solicitation by Mr. Frank E. Williams, Jr. to remove Mr. Duber from the Board of Directors of the Company and replace him with Mr. Williams. In addition, the Committee intends to conduct a proxy contest or consent solicitation to remove and replace one or more members of the Company's Board and to elect one or more new directors who are responsive to the best interests of the Company and its stockholders. The proxy solicitation filed by Mr. Williams does not fully discuss the issues that have divided and deadlocked the Board. Mr. Williams is asking for consents to remove and replace a director without any notice that to do so would block

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a proposal to revitalize the Company with the engagement of experienced casino industry professionals who have extensive knowledge on how to design, build, finance and operate a waterfront casino resort. Current management lacks such experience.

After having disposed of the Company's cruise ship business, the current management of the Company has failed to make any headway in developing its sole remaining asset, approximately 404.5 acres of land in Diamondhead, Mississippi (the "Diamondhead Property") owned by the Company since 1993 through its subsidiary, Mississippi Gaming Corporation. Mr. Illius and Mr. Duber attempted to introduce to the Board a viable proposal to develop the Diamondhead Property, but met with resistance from management that has led to the current Board deadlock. The Committee believes that the stockholders of the Company should not be asked by Mr. Williams to provide their consents to the removal and replacement of Mr. Duber without knowing about the proposal to develop the Diamondhead Property.

In October 2001, Mr. Illius and Mr. Duber held a preliminary meeting with Mr. James Rafferty to discuss possible development plans for the Diamondhead Property. Mr. Rafferty was most recently the Senior Vice President of Harveys Casino Resorts, and has extensive experience in managing all aspects of the operations of a casino. Mr. Rafferty has close to 24 years of experience in the gaming industry, and is or has been licensed and/or permitted to operate casinos in Nevada, Iowa, and New Jersey. He was part of the senior management team that led the sale of Harveys Casino Resorts (constituting four separate casinos) to Harrah's Entertainment, Inc. on August 1, 2001. Mr. Rafferty has long participated in various roles on five significant casino "ground-up" projects, including obtaining licenses and permits, negotiating contracts, and working with compliance officials of state and municipal governments, including Harrah's Trump Plaza (Atlantic City), Showboat Hotel-Casino (Atlantic City), Harveys (Central City, Colorado), Hard Rock Casino (Las Vegas), and Harveys (Council Bluffs, Iowa). In January 2002, Mr. Illius and Mr. Duber again met with Mr. Rafferty to further discuss the potential design and development of a waterfront casino resort on the Diamondhead Property. Although Mr. Rafferty wanted to present his proposal to the Board, Ms. Vitale, the CEO and Chairman of the Board, resisted that presentation.

To end the current Board deadlock, the Committee supports the removal and replacement of Ms. Vitale with Mr. Rafferty. Mr. Rafferty brings to the Company the necessary experience to develop the Diamondhead Property and to assist in finally implementing a business plan that has the potential to create value for the stockholders of the Company.

As of April 12, 2002, the members of the Committee together beneficially own 6,978,819 shares of the Company's common stock, which represents 21.4% of the Company's currently outstanding shares of common stock. As of that date, Mr. Duber beneficially owns 4,036,268 shares of common stock, which represents 12.4% of the outstanding shares of common stock, and Mr. Illius beneficially owns 2,942,551 shares of common stock, which represents 9.02% of the outstanding shares of the common stock. As required by the federal securities laws, the


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Committee has filed a Schedule 13D, which is available to stockholders for free at the Commission's website at WWW.SEC.GOV.

THE COMMITTEE VIGOROUSLY OPPOSES MR. WILLIAMS' CONSENT SOLICITATION AND URGES YOU TO ADVISE YOUR CLIENTS NOT TO SIGN ANY CONSENT TO THE REMOVAL AND REPLACEMENT OF MR. DUBER AS DIRECTOR THAT THEY MAY HAVE RECEIVED FROM MR. WILLIAMS.

Thank you for your prompt attention to this important matter.

                                                      Sincerely,

                                                      James C. Illius
                                                      John R. Duber


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